Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-229722) pertaining to the 2003 Stock Plan, as amended, 2012 Equity Incentive Plan, as amended, 2019 Equity Incentive Plan, and 2019 Employee Stock Purchase Plan of Avedro, Inc. of our report dated March 21, 2019, with respect to the financial statements of Avedro, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

                                                                                                            /s/ Ernst & Young LLP

Boston, Massachusetts

March 21, 2019